EXHIBIT 1.1
Execution Copy
Quicksilver Gas Services LP
5,000,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement

Underwriting Agreement
August 6, 2007
UBS Securities LLC
Goldman, Sachs & Co.
   as Representatives
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004-2456
Ladies and Gentlemen:
          Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC (“UBS”) and Goldman, Sachs & Co. (“Goldman”) are acting as representatives (the “Representatives”), an aggregate of 5,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership. Units representing limited partner interests in the Partnership, including, without limitation, any common units or subordinated units, together with any units representing general partner interests in the Partnership, are collectively referred to herein as the “Partnership Units.” In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 750,000 common units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below. This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Quicksilver Gas Services GP LLC, a Delaware limited liability company (the “General Partner”), Quicksilver Gas Services Holdings LLC, a Delaware limited liability company (“Holdings”) and Quicksilver Resources Inc. (“Quicksilver,” and together with the Partnership, the General Partner and Holdings, the “Quicksilver Parties”) on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters. The Quicksilver Parties, other than Quicksilver and Holdings, and the subsidiaries listed on Schedule B hereto (the “Subsidiaries”) are hereinafter collectively sometimes referred to as the “Partnership Entities.”
          The Partnership hereby acknowledges that, in connection with the proposed offering (the “Offering”) of the Units, it has requested UBS Financial Services, Inc. (the “DUP Manager”) to administer a directed unit program (the “Directed Unit Program”) under which up to 187,500 Firm Units (the “Reserved Units”) shall be reserved for sale by the DUP Manager at the initial public offering price to the General Partner’s officers, directors and employees and its sole member and other persons having a relationship with the Partnership as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.
          The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-140599) under the Securities Act, including a prospectus, relating to the Units. Amendments to such registration statement have been similarly prepared and filed with the SEC in accordance with the Securities Act. Such registration statement, as so amended, has become effective under the Securities Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act.
          The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus relating to the Units, filed by the Partnership with the SEC pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Securities Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the Offering.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule D attached hereto, each “road show” (as defined in Rule 433(h)(4) under the Securities Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) to which the Representatives provide their prior consent.

          “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-33631) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Partnership Units.
          It is understood and agreed to by all parties that the Partnership was recently formed by Holdings and the General Partner to gather and process natural gas produced in the Fort Worth Basin. The Partnership will initially own a pipeline system in the southern portion of the Fort Worth Basin (the “Cowtown Pipeline”) and a natural gas processing plant in Hood County, Texas (the “Cowtown Plant”). Currently, Quicksilver indirectly owns the Cowtown Pipeline through its indirect ownership of Cowtown Pipeline L.P. (“Pipeline LP”) and indirectly owns the Cowtown Plant through its indirect ownership of Cowtown Processing L.P. (“Processing LP”).
          Prior to the date hereof, the following transactions occurred:
1.	Pipeline LP and Processing LP formed Holdings to act as the holding company for Quicksilver’s interest in the Partnership;

2.	Holdings formed Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company (“Quicksilver OPGP”) to act as the general partner of each of Cowtown Pipeline Partners L.P. (“Pipeline Partners”) and Cowtown Gas Processing Partners L.P. (“Processing Partners”);

3.	Holdings formed the General Partner to act as the general partner of the Partnership;

4.	The General Partner and Holdings formed the Partnership; and

5.	The Partnership formed Quicksilver Gas Services Operating LLC, a Delaware limited liability company (“Quicksilver Operating LLC”) to become a subsidiary of the Partnership and to indirectly own all of the interests in the Partnership’s assets.
          The transactions described in clauses (1)-(5) above are referred to herein collectively as the “Prior Transactions.”

          It is further understood and agreed to by all parties that, on or prior to the Closing Date, the following transactions will occur:
1.	Pipeline LP will make a capital contribution to Holdings of its 1.0% general partner interest and 92.0% limited partner interest in Pipeline Partners in exchange for a continuation of its member interest in Holdings;

2.	Processing LP will make a capital contribution to Holdings of its 1.0% general partner interest and 94.0% limited partner interest in Processing Partners in exchange for a continuation of its member interest in Holdings;

3.	Holdings will make a capital contribution to Quicksilver OPGP of the 1.0% general partner interests in each of Pipeline Partners and Processing Partners in exchange for a continuation of its member interest in Quicksilver OPGP;

4.	The Partnership will enter into a $150 million revolving credit facility with Bank of America, N.A., as administrative agent, and the other lenders named therein (collectively with the other financing documents entered into in connection therewith, the “Credit Facility”);

5.	Holdings will convey to the General Partner, as a capital contribution, a part of its limited partner interests in each of Pipeline Partners and Processing Partners with an aggregate value equal to 2.0% of the equity value of the Partnership;

6.	The General Partner will convey to the Partnership, as a capital contribution, its limited partner interests in each of Pipeline Partners and Processing Partners in exchange for (a) 415,614 general partner units representing a continuation of its 2.0% general partner interest in the Partnership and (b) all of the Incentive Distribution Rights (as defined in the Partnership Agreement);

7.	Holdings will convey to the Partnership, as a capital contribution, all of its interest in Quicksilver OPGP and the rest of its limited partner interests in each of Pipeline Partners and Processing Partners in exchange for (a) 11,513,625 subordinated units representing limited partner interests and 5,696,752 Common Units representing limited partner interests, with an aggregate 73.2% limited partner interest in the Partnership, and (b) the right to receive approximately $162.1 million in cash in part to reimburse it for certain capital expenditures incurred by it or its affiliate;

8.	The Private Investors will convey, as a capital contribution, their limited partner interests in each of Pipeline Partners and Processing Partners in exchange for (a) an aggregate 816,873 common units representing an aggregate 3.5% limited partner interest in the Partnership, and (b) the right to receive approximately $7.7 million in cash in part for reimbursement for certain capital expenditures incurred by the Private Investors;

9.	The public, through the underwriters, will contribute $97.635 million in cash, $105.0 million of gross proceeds, net of the Underwriters’ discounts and commissions and a structuring fee (the “Offering Proceeds”), to the Partnership in exchange for 5,000,000 million Common Units representing an 21.3% limited partner interest in the Partnership (the “Offering”);

10.	The Partnership will enter into a $50 million subordinated intercompany note with Quicksilver (the “Quicksilver Note”) to finance a portion of the expenses associated with the Offering;

11.	The Partnership will use the Offering Proceeds and the cash contribution from the General Partner and the Quicksilver Note to (i) pay the underwriters’ structuring fee, (ii) pay approximately $3.0 million in offering expenses (net of the Underwriters’ discounts and commissions and structuring fees) incurred by Holdings on behalf of the Partnership, and (iii) distribute approximately $162.1 million, consisting of $112.1 million in cash and the $50 million Quicksilver Note, to Quicksilver and $7.7 million in cash to the Private Investors as reimbursement for capital expenditures comprising most of the initial investment by Quicksilver and the Private Investors in the Partnership;

12.	The Partnership will convey to Quicksilver Operating LLC, as a capital contribution, its limited partner interests in each of Pipeline Partners and Processing Partners and its interest in Quicksilver OPGP;

13.	The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below);

14.	If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided in Section 4, the Partnership will use the net proceeds of the sale of those Option Units for general partnership purposes; and

15.	The Partnership will redeem the limited partner interest in the Partnership acquired by Holdings in exchange for the amount of the initial cash capital contribution by Holdings.
          The transactions described above in clauses (1)-(15) or otherwise provided for in the Contribution Documents (as defined below) together with the Prior Transactions, are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the “Contribution Documents”). The Omnibus Agreement to be dated the Closing Date among the Partnership, the General Partner and

          Quicksilver is referred to herein as the “Omnibus Agreement.” The Services and Secondment Agreement to be dated the Closing Date among the General Partner and Quicksilver is referred to herein as the “Services Agreement.” The Fifth Amended and Restated Cowtown Gas Facilities Gas Gathering and Processing Agreement, among Quicksilver, Pipeline Partners and Processing Partners is referred to herein as the “Processing Agreement.” The Contribution Documents, the Credit Facility, the Omnibus Agreement, the Services Agreement and the Processing Agreement are referred to herein collectively as the “Transaction Documents.”
          The “Organizational Documents” shall mean each of the Partnership Agreement, the General Partner LLC Agreement, the Quicksilver OPGP LLC Agreement and Quicksilver Operating LLC Agreement (each as defined below) and the certificates of limited partnership or formation and other organizational documents of the Partnership Entities. The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents, collectively.
          The Quicksilver Parties and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, each of the General Partner and Holdings agree to cause the Partnership to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $19.635 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
          In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units in the event the Underwriters sell more than the number of Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 9 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August 10, 2007 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Units shall be made at the offices of Andrews Kurth LLP, at 9:00 A.M., Houston, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Partnership. Each of the Quicksilver Parties jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Registration; No Material Misstatements or Omissions. The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act, will be filed with the SEC and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the SEC preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge after due inquiry, are contemplated by the SEC; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act;

the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the SEC, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the SEC and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and the date it is filed with the SEC, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of such Prospectus and the date the Prospectus is filed with the SEC and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Quicksilver Parties make no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Securities Act as required by Rule 164 under the Securities Act.

     (b) Prospectuses Used in Offering. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the SEC), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h) under the Securities Act) related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Securities Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the SEC any Road Show.
     (c) Formation and Qualification of Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and (i) in the case of the General Partner, to act as the general partner of the Partnership and (ii) in the case of each party to an Operative Document that is a Partnership Entity, to execute and deliver the Operative Documents to which such Partnership Entity is a party and to consummate the transactions contemplated thereby, and (iii) in the case of the Quicksilver Parties, to execute and deliver this Agreement to consummate the transactions contemplated hereby.
     (d) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability; insofar as the foregoing representation relates to the registration or qualification of each Partnership Entity, the applicable jurisdictions are set forth on Schedule C hereto.
     (e) Ownership of the General Partner. At the time of purchase, after giving effect to the Transactions, Holdings will own all of the issued and outstanding membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the time of purchase (“General Partner LLC Agreement”), and Holdings will own such membership interests free and clear of all Liens.
     (f) Ownership of the General Partner Interest in the Partnership. At the time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership (the “GP Interest”); such GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the Partnership, as in effect at the time of purchase, and the General Partner will own such general partner interest free and clear of all Liens.
     (g) Ownership of the Sponsor Units. Immediately prior to the purchase by the Underwriters of any Units pursuant to this Agreement, after giving effect to the Transactions, there will be 5,365,275 common units and 11,513,625 subordinated units outstanding, of which Holdings will own 5,696,752 common units and 11,513,625 subordinated units and the Private Investors will own 816,873 common units (such common units and subordinated units being collectively referred to herein as the “Sponsor Units”) and the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement). All of the Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”). All of the Sponsor Units owned by Holdings and the Private Investors and the Incentive Distribution Rights owned by the General Partner will be owned free and clear of all Liens (except with respect to the restrictions on transferability contained in Section 4.7 and 4.8 of the Partnership Agreement and as otherwise described in the Prospectus).
     (h) Ownership of Quicksilver Operating LLC. At the time of purchase, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding member interests in Quicksilver Operating LLC, such ownership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of Quicksilver Operating LLC, as in effect at the time of purchase (“Quicksilver Operating LLC Agreement”), and the Partnership will own such ownership interest free and clear of all Liens.
     (i) Ownership of Quicksilver OPGP. At the time of purchase, after giving effect to the Transactions, Quicksilver Operating LLC will own all of the issued and outstanding membership interests in Quicksilver OPGP; such ownership interests will be duly authorized and validly issued in accordance with the Quicksilver OPGP limited liability company agreement (the “Quicksilver OPGP LLC Agreement”), and Quicksilver Operating LLC will own such ownership interests free and clear of all Liens.
     (j) Subsidiaries. The Partnership has no other direct or indirect subsidiaries (as defined under the Securities Act) other than the Subsidiaries. Other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification; and all of the outstanding limited liability company interests, partnership interests or shares of capital stock of each of the Subsidiaries, as applicable, have been duly authorized and validly issued, are fully paid and non-assessable.
     (k) Valid Issuance of Units. As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business” and “—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Partnership Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (l) Conformity to Description of Partnership Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefore as provided herein, and the Sponsor Units, the GP Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (m) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Quicksilver Parties.
     (n) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the time of purchase:
     (i) the Partnership Agreement will be duly authorized and executed and validly delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (ii) the General Partner LLC Agreement will be duly authorized and executed and validly delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;
     (iii) the Quicksilver Operating LLC Agreement will be duly authorized and executed and validly delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iv) the Quicksilver OPGP LLC Agreement will be duly authorized and executed and validly delivered by Quicksilver Operating LLC and will be a valid and legally binding agreement of each of them and enforceable against Quicksilver Operating LLC in accordance with its terms;
     (v) the first amendment to the limited partnership agreements of each of Pipeline Partners and Processing Partners will be duly authorized and executed and validly delivered by each of Quicksilver OPGP and Quicksilver Operating LLC and will be a valid and legally binding agreement of each of them and enforceable against each of Quicksilver OPGP and Quicksilver Operating LLC in accordance with its terms;

     (vi) the Contribution Agreement will be duly authorized and executed and validly delivered by the Partnership and each of the Partnership Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (vii) the Omnibus Agreement will be duly authorized and executed and validly delivered by Quicksilver and each of the Partnership Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (viii) the Credit Facility will be duly authorized and executed and validly delivered by each of the Partnership Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (ix) the Services Agreement will be duly authorized and executed and validly delivered by each of the General Partner and Quicksilver and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (x) the Processing Agreement will be duly authorized and executed and validly delivered by each of Quicksilver, Pipeline Partners and Processing Partners and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
except; with respect to each agreement described in this Section 3(o), as the enforceability thereof may be limited (A) by (bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.
     (o) No Conflicts or Violations; No Default. None of the Partnership Entities is (A) in violation of its respective Organizational Documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NYSE Arca), or (E) in violation of any decree, judgment or order applicable to any of the Partnership Entities or any of their properties, which breach, default or violation in the case of Clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions and the Operative Documents; and none of (i) the execution, delivery and performance of this Agreement and the Operative Documents by the parties thereto, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will conflict with, result in any breach or violation of or constitute a default under, or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien, charge or encumbrance on any property or assets of the Partnership Entities pursuant to (I) any Organizational Document, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NYSE Arca), or (V) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, which conflicts, breaches, violation or defaults, in the case of clauses (II), (III), (IV) or (V) above, would, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions and the Operative Documents.
     (p) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE Arca) (each, a “Consent”) or any approval of the security holders of the Partnership Entities, is required in connection with the Offering and the execution, delivery and performance of the Operative Documents by the Quicksilver Parties, or the consummation by the Partnership of the transactions contemplated hereby or thereby (including, without limitation, the Transactions) other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the NASD and (iv) such Consents that have been, or prior to the Closing Date will be, obtained, or, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions and the Operative Documents.
     (q) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Partnership Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Partnership Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Partnership Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Partnership Units or other equity interests in the Partnership, or to include any such Partnership Units or other interests in the Registration Statement or the Offering contemplated thereby.
     (r) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except for such Permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Partnership Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (s) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “—Capital Requirements,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Underwriting” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (t) Litigation. Except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened or contemplated to which any of the Partnership Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE Arca), except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.
     (u) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, whose report on the financial statements of the Partnership and the General Partner are included in the Registration Statement, the Preliminary Prospectuses and the Prospectus or any Permitted Free Writing Prospectuses containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.
     (v) Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership and the General Partner as of the dates indicated and the consolidated statements of operations, cash flows and changes in partners’ equity of the Partnership and the General Partner for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes) comply with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) (including, without limitation, Regulation G under the Securities Act and the Exchange Act), Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical data contained set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectuses are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities. The assumptions and forecasts underlying the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes in the Registration Statement, the Preliminary Prospectuses and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Partnership Entities, reasonable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required. The Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (w) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a material adverse change, in the business, properties, management, financial condition, prospects or results of operations of the Partnership Entities (considered as a single enterprise), (ii) any transaction which is material to the Partnership Entities (considered as a single enterprise), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities, which is material to the Partnership Entities (considered as a single enterprise), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case whether or not arising from transactions in the ordinary course of business.
     (x) Lock-Up Agreement. The Partnership Entities have obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in substantially the form set forth as Exhibit A hereto, of each of the directors and “officers” of the General Partner (within the meaning of Rule 16a-1(f) under the Exchange Act), the Private Investors, as such term is defined in the Prospectus under the caption “Summary—Formation Transactions and Partnership Structure,” each Directed Unit Participant who purchases Reserved Units, each holder of Sponsor Units and each holder of Partnership Units named in Exhibit A-1 hereto.
     (y) Investment Company. None of the Partnership Entities is and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (z) Title to Properties. Each of the Partnership Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all Liens except Liens, individually or in the aggregate, that would not have a Material Adverse Effect, Liens that would not materially interfere with the use of any such property for the conduct of its businesses and/or Liens described in the Registration Statement, the Preliminary Prospectuses and the Prospectus. All of the property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases.
     (aa) Information Underlying Reserve Report of Quicksilver. The factual information underlying the estimates of reserves of Quicksilver, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, which was supplied by Quicksilver to Schlumberger Data and Consulting Services (“Schlumberger”) for purposes of preparing (i) the reserve reports, (ii) the estimates of proved reserves of Quicksilver in the Fort Worth Basin, and (iii) the summary reserve letter to the Company of Schlumberger (the “Reserve Report Letter”), was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, Quicksilver is not aware of any facts or circumstances that would result in a material adverse change in the reserves as described in the Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves as described in the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (bb) Independent Petroleum Engineers. Schlumberger, whose report dated February 7, 2007 is referenced in the Registration Statement, Prospectus and Preliminary Prospectus and who has delivered the letter referred to in Section 7(c) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to Quicksilver.
     (cc) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (dd) Intellectual Property. Each of the Partnership Entities owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Intellectual Property”) and the Partnership Entities are unaware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the Intellectual Property. None of the Partnership Entities has infringed or is infringing the intellectual property of a third party, and none of the Partnership Entities has received notice of a claim by a third party to the contrary.
     (ee) Labor and Employment. None of the Partnership Entities is engaged in any unfair labor practice; no labor disputes with the employees that are engaged in the businesses of the Partnership Entities exist or, to the knowledge of the Quicksilver Parties after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Quicksilver Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any of the Partnership Entities before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Partnership Entities and (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (ii) no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Partnership Entities.
     (ff) Environmental Compliance. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, each of the Partnership Entities and their subsidiaries (i) is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as it is currently being conducted, (iii) has not received written notice of any, and to the knowledge of the Quicksilver Parties after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) is not subject to any pending or, to the knowledge of the Quicksilver Parties after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Partnership Entities (collectively, “Proceedings”), except in the cases of clauses (i) through (iv) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, none of the Partnership Entities nor their subsidiaries has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as set forth in the Registration Statement, any Preliminary Prospectus, or the Prospectus, none of the Partnership Entities or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
     (gg) Environmental Compliance Review. In the ordinary course of their respective businesses, the Partnership Entities (i) monitor changes Environmental Laws applicable to their respective businesses, operations and properties, and take actions as necessary to obtain and maintain compliance with any new or amended Environmental Laws; (ii) retain environmental consultants to apply for and obtain certain permits, licenses and approvals required for their operations under Environmental Laws, and to advise the Partnership Entities as to measures that may be required to obtain and maintain compliance with Environmental Laws; and (iii) consult with appropriate operations personnel to ensure that adequate capital and operating budgets are established to provide funding for expenditures required to conduct their operations in compliance with Environmental Laws.
     (hh) Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

     (ii) Insurance. Quicksilver maintains insurance covering the Partnership Entities’ properties, operations, personnel and businesses as Quicksilver reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; Quicksilver does not have reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
     (jj) No Business Interruptions. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (kk) Non-Renewal of Agreements; No Third Party Defaults. Except as described in the Registration Statement, any Preliminary Prospectus or the Prospectus, none of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Partnership Entities or, to the knowledge of the Partnership Entities, any other party to any such contract or agreement. To the knowledge of the Quicksilver Parties after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (ll) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (mm) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to General Partner’s Chief Executive Officer and Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all known significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) any known fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Partnership’s independent auditors; and the Partnership Entities have taken all necessary actions to ensure that, upon and at all time after effectiveness of the Registration Statement, the Partnership Entities and the officers and directors of the General Partner, will be in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE Arca promulgated thereunder.
     (nn) Related Party Transactions. None of the Partnership Entities has, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.
     (oo) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.
     (pp) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (qq) No Prohibition on Distributions. None of the Partnership Entities is currently prohibited, directly or indirectly, from making distributions with respect of its equity securities or from repaying to the Partnership any loans or advances or from transferring any property or assets to the Partnership or any other Subsidiary, except as described in (i) the Registration Statement (excluding the exhibits thereto), each

Preliminary Prospectus and the Prospectus or (ii) the Organizational Documents of the Partnership and the General Partner.
     (rr) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the Quicksilver Parties, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Partnership Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus or the Prospectus;
     (ss) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Quicksilver Parties, threatened;
     (tt) No Other Securities. Immediately after the issuance and sale of the Units as contemplated hereby, except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no other securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Partnership Units, securities convertible into or exchangeable or exercisable for Partnership Units, or options, warrants or other rights to purchase Partnership Units or any other securities of the Partnership to have any right to acquire any other securities of the Partnership.
     (uu) NYSE Arca Listing. The Units have been approved for trading on NYSE Arca, subject only to official notice of issuance.
     (vv) No Brokers’ Fees. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated hereby or by the Registration Statement, any Preliminary Prospectus or the Prospectus.
     (ww) No Stabilizing Transactions. None of the Partnership Entities nor any of their Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (xx) NASD Affiliations. To the knowledge of the Quicksilver Parties after due inquiry, there are no affiliations or associations between (i) any member of the NASD and (ii) the Partnership, the General Partner, any of the General Partner’s officers and directors or 5% or greater security holders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the SEC, other than the Private Investors (as defined in the Registration Statement), except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus.
     (yy) Directed Unit Program. The Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.
     (zz) Reserved Unit Sales. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (A) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (B) a trade journalist or publication to write or publish favorable information about the Partnership Entities or any of their products or services.
     (aaa) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed nor will they distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.
          In addition, any certificate signed by any officer of the Partnership Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Partnership Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Partnership. The Quicksilver Parties, jointly and severally, hereby agree:
     (a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.
     (c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the SEC and become effective before the Units may be sold, to use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the SEC pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).
     (d) Delivery of Prospectus. If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the SEC, to (i) promptly notify the Underwriters, (ii) promptly file with the SEC a new registration statement under the Securities Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable,

(iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
     (e) Filing of Amendments or Supplements. To advise the Underwriters promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall object in writing.
     (f) Exchange Act Reports. Subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the SEC in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units.
     (g) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Securities Act and pay the applicable fees in accordance with the Securities Act.
     (h) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

     (i) Earnings Information. To make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 18 months after the effective date of this Registration Statement.
     (j) Annual Report. Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet of the General Partner, as required, and the consolidated balance sheet and statements of income, partners’ equity and cash flow of the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate of report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).
     (k) Copies of the Registration Statement. To furnish or make available via EDGAR to the Underwriters as many copies of the Registration Statement as may be reasonably requested, as such Registration Statement was initially filed with the SEC, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters and counsel.
     (l) Copies of Other Documents. To furnish or make available via EDGAR to each of the Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the SEC on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the SEC, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the Partnership Entities, in each case to the extent that such materials are not publicly available.
     (m) Interim Financial Statements. To furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the General Partner, the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof.
     (n) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the SEC with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.
     (o) Compliance with Rules 433(d) and (g). To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and Rule 433(g) under the Securities Act.
     (p) Partnership Lock-Up. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any such securities, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Partnership Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (C) the issuance of employee options not exercisable during the Lock-Up Period pursuant to option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.
     (q) Lock-Up Agreements and Restrictions. To cause (i) each Directed Unit Participant who purchases Reserved Units and (ii) each security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters a Lock-Up Agreement, and otherwise to cause the Partnership Units (including, without limitation, such Reserved Units) that are subject to those Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the NASD and its rules, and to direct the transfer agent to place a stop transfer restriction upon such Partnership Units (including, without limitation, such Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Partnership Units (including, without limitation, such Reserved Units) are offered in connection with this Agreement and the Directed Unit Program.
     (r) Press Releases and Other Communications. Prior to the time of purchase or any additional time of purchase, as the case may be, not to issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Partnership, the General Partner or any Partnership Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any of the Partnership Entities or the Offering, without the Underwriters’ prior consent, which shall not be unreasonably withheld, except for press releases issued in compliance with Rule 134 of the Securities Act.
     (s) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus.
     (t) No Stabilization. Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (u) NYSE Arca Listing. To use its best efforts to cause the Units to be approved for trading on NYSE Arca.
     (v) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Partnership Units.
     5. Covenant to Pay Costs. The Quicksilver Parties jointly and severally agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and custody agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and counsel and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any Canadian wrapper, blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on NYSE Arca and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, including any reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters in an amount not to exceed $20,000, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of any of the Partnership Entities, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the offer and sale of the Reserved Units, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters and (xii) the performance of the obligations of the Partnership Entities hereunder; provided, however, that (i) except as otherwise provided in this Section 5 and in Section 6 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable on the issuance of any Units and any advertising expenses incurred by them in connection with any offers they make.
     6. Reimbursement of Underwriters’ Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.
     7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Quicksilver Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Quicksilver Parties of their obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Andrews Kurth LLP, counsel for Quicksilver, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in substantially the form set forth in Exhibit B hereto.

     (b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Richards, Layton & Finger, P.A., counsel for Quicksilver, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form approved by the Representatives.
     (c) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a reliance letter of Jones Day, counsel for Quicksilver, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form approved by the Representatives.
     (d) You shall have received from Deloitte & Touche LLP customary comfort letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (e) You shall have received a letter relating to the reserve information in the Prospectus and the Preliminary Prospectus from Schlumberger dated the date of this Agreement and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives.
     (f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected.
     (h) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act. The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
     (i) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, or results of operations or prospects of the Partnership Entities, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall have been entered into by any of the Partnership Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.
     (k) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the President and Chief Executive Officer and the Senior Vice President, Chief Financial Officer and Treasurer of each of the General Partner, Holdings and Quicksilver, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.
     (l) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(q) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (m) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (n) The Units shall have been approved for listing on NYSE Arca, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (o) The NASD shall not have raised any objection (that has not been resolved) with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

     8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of or prospects of the Partnership Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on NYSE Arca; (B) a suspension or material limitation in trading in the Partnership’s securities on NYSE Arca; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.
          If the Representatives elect to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Quicksilver Parties shall be unable to comply with any of the terms of this Agreement, the Quicksilver Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Partnership Entities under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
     9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Quicksilver Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Quicksilver Parties. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Indemnity and Contribution.
     (a) Each of the Quicksilver Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim

(including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.
          Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, each of the Quicksilver Parties, jointly and severally, agrees to indemnify, defend and hold harmless the DUP Manager and its partners, directors and officers, and any person who controls the DUP Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided that the Quicksilver Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. Section 10(a) shall apply equally to any Proceeding (as defined below) brought against the DUP Manager or any such person in respect of which indemnity may be sought against the Quicksilver Parties pursuant to the immediately preceding sentence, except that the Quicksilver Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 10(a), in any such Proceeding.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Quicksilver Parties, their directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Quicksilver Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Quicksilver Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 10(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (c) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Quicksilver Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Quicksilver Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Quicksilver Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Quicksilver Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Quicksilver Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Quicksilver Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Quicksilver Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

     (f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Quicksilver Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Quicksilver Parties, their directors or officers or any person who controls the Quicksilver Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Quicksilver Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Quicksilver Parties, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     11. Information Furnished by the Underwriters. The concession and reallowance figures appearing under the captions “Underwriting—Commissions and Discounts,” the legal name of each Underwriter appearing under the caption “Underwriters,” the disclosure appearing under the caption “Underwriting—Discretionary Sales” and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting—Price Stabilization, Short Positions” in the prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.
     12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, and Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004-2456, Attention: Syndicate Departments, and, if to the Quicksilver Parties, shall be sufficient in all respects if delivered or sent to the Quicksilver Parties at the offices of the Partnership at 777 West Rosedale Street, Fort Worth, Texas 76104, Attention: John C. Cirone, General Counsel.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the

Quicksilver Parties (on each of its behalf and, to the extent permitted by applicable law, on behalf of each of its equity holders and affiliates waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Quicksilver Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Quicksilver Parties and may be enforced in any other courts to the jurisdiction of which the Quicksilver Parties are or may be subject, by suit upon such judgment.
     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Quicksilver Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. No Fiduciary Relationship. The Quicksilver Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Quicksilver Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Quicksilver Parties, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Quicksilver Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Quicksilver Parties hereby confirm their understanding and agreement to that effect. The Quicksilver Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Quicksilver Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Quicksilver Parties. The Quicksilver Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Quicksilver Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Quicksilver Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Quicksilver Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Quicksilver Parties and any of the Underwriters’ respective businesses and/or assets.

     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Quicksilver Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Quicksilver Parties and the Underwriters, severally.

Very truly yours,

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC, its general partner

By:	/s/ John C. Cirone
Name: John C. Cirone
Title: Senior Vice President, General Counsel and Secretary

QUICKSILVER GAS SERVICES GP LLC

By:	/s/ John C. Cirone
Name: John C. Cirone
Title: Senior Vice President, General Counsel and Secretary

QUICKSILVER GAS SERVICES
HOLDINGS LLC

By:	/s/ John C. Cirone
Name: John C. Cirone
Title: Senior Vice President, General Counsel and Secretary

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
Name: John C. Cirone
Title: Senior Vice President, General Counsel and Secretary

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC
GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.
FORTIS SECURITIES LLC
J.P. MORGAN SECURITIES INC.

By:	UBS SECURITIES LLC

By:	/s/ Michael Jamieson
Name: Michael Jamieson
Title: Managing Director

By:	/s/ Drew Horn
Name: Drew Horn
Title: Director

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE A

Number of
Underwriter	Firm Units
UBS Securities LLC	1,875,000
Goldman, Sachs & Co	1,875,000
J.P. Morgan Securities Inc.	500,000
A.G. Edwards & Sons, Inc.	500,000
Fortis Securities LLC	250,000

Total	5,000,000

Schedule A

SCHEDULE B
Subsidiaries

Jurisdiction
Subsidiary	of Formation
Quicksilver Gas Services Operating LLC	DE
Quicksilver Gas Services Operating GP LLC	DE
Cowtown Pipeline Partners L.P.	TX
Cowtown Gas Processing Partners L.P.	TX
Schedule B

SCHEDULE C
Jurisdictions of Foreign Qualification or Registration

Entities	Foreign Jurisdictions
Quicksilver Gas Services LP	TX
Quicksilver Gas Services GP LLC	TX
Quicksilver Gas Services Operating LLC	TX
Quicksilver Gas Services Operating GP LLC	TX
Cowtown Pipeline Partners L.P.	None
Cowtown Gas Processing Partners L.P.	None
Cowtown Pipeline L.P.	None
Cowtown Gas Processing L.P.	None
Schedule C

SCHEDULE D
Permitted Free Writing Prospectuses
1.	Electronic Road Show on www.netroadshow.com and www.retailroadshow.com.
Schedule D

EXHIBIT A
Form of Lock-Up Agreement
                    , 2007
UBS Securities LLC
Goldman, Sachs & Co.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004-2456
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), Quicksilver Gas Services GP LLC, a Delaware limited liability company, Quicksilver Gas Services Holdings LLC, UBS Securities LLC and Goldman, Sachs & Co. (collectively, the “Representatives”) and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the initial public offering (the “Offering”) of 5,000,000 common units of the Partnership representing limited partner interests in the Partnership (the “Partnership Units).” Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of each of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic

Exhibit A-1

consequences of ownership of Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of the Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Partnership Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of each of the Representatives, make any demand for, or exercise any right with respect to, the registration of Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Partnership Units.
     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the SEC with respect to the Offering is

Exhibit B-2

withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Title:

Exhibit B-3

EXHIBIT A-1
List of Parties to Execute Lock-Up Agreements

Name	Position with General Partner
1. Quicksilver Resources Inc.

2. Quicksilver Gas Services Holdings LLC

3. Quicksilver Gas Services GP LLC

4. Thomas F. Darden	President, Chief Executive Officer and Director

5. Glenn Darden	Chairman of the Board

6. Paul J. Cook	Executive Vice President – Chief Operating Officer and Director

7. Philip W. Cook	Senior Vice President - Chief Financial Officer and Director

8. John C. Cirone	Senior Vice President, General Counsel and Secretary

9. D. Wayne Blair	Vice President - Chief Accounting Officer

10. Alvin Bledsoe	Director

11. Philip D. Gettig	Director

12. John W. Somerhalder II	Director

13. Little Hoss Cowtown Pipeline Partners, L.P.

14. Little Hoss Cowtown Processing Partners, L.P.

15. LGS – Godley Investments, LLC

Exhibit A-1-1

EXHIBIT B
Form of Opinion of Andrews Kurth LLP
August [                    ], 2007
To each of the Underwriters named
in the Underwriting Agreement referenced herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004-2456
     Re: Public Offering of Common Units issued by Quicksilver Gas Services LP.
Ladies and Gentlemen:
          We have acted as special counsel to Quicksilver Resources Inc., a Delaware corporation (“Quicksilver”), in connection with the Underwriting Agreement dated August [___], 2007 (the “Underwriting Agreement”) among (a) (i) Quicksilver Gas Services LP, a Delaware limited partnership (the “Issuer”), (ii) Quicksilver Gas Services GP LLC, a Delaware limited liability company and the sole general partner of the Issuer (the “General Partner”), (iii) Quicksilver Gas Services Holdings LLC, a Delaware limited liability company (“Holdings”), and (iv) Quicksilver, and (b) UBS Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale by the Issuer to the Underwriters of [5,000,000] common units (the “[Firm] Securities”), each representing a limited partner interest in the Issuer (the “Limited Partner Interests”). [Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional [750,000] common units (the “Option Securities”) of Limited Partner Interests to cover over-allotments. The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”]1
          We are furnishing this opinion letter to you pursuant to Section 7(a) of the Underwriting Agreement.

[1]	To be deleted if the option has been exercised in full and there will be a single closing for all securities (including those purchased pursuant to the option) to be issued pursuant to the Underwriting Agreement.

Exhibit B-1

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

          In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     the registration statement on Form S-1 (File No. 333-140599) relating to [[___]% of]2 the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on February 12, 2007, as amended by Amendment No. 1 thereto filed with the SEC on March 30, 2007, Amendment No. 2 thereto filed with the SEC on June 15, 2007, Amendment No. 3 thereto filed with the SEC on July 17, 2007, Amendment No. 4 thereto filed with the SEC on July 25, 2007 and Amendment No. 5 thereto filed with the SEC on July 30, 2007, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended at the time it became effective, being referred to herein as the “Registration Statement”);
     [the registration statement on Form S-1MEF (File No. 333-[                    ]) (the “Rule 462(b) Registration Statement”) relating to [                    ]% of the Securities, filed by the Issuer with the SEC on [                    ] [                    ], 2007, pursuant to Rule 462(b) under the Securities Act, which incorporates by reference the contents of the Registration Statement;]3 the preliminary prospectus dated July 27, 2007, relating to the Securities (such preliminary prospectus being referred to herein as the “Preliminary Prospectus” and in light of the absence of any related free writing prospectuses, also being referred to herein as the “Disclosure Package”);
     the prospectus dated August [                    ], 2007, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus, being referred to herein as the “Prospectus”);
     a specimen certificate representing the Limited Partner Interests;
     the Underwriting Agreement;
     the Contribution, Conveyance and Assumption Agreement dated as of August [___], 2007 (the “Contribution Agreement”) by and among the Issuer, the General Partner, Holdings, Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company (“Quicksilver OPGP”), Quicksilver Gas Services Operating LLC, a Delaware limited liability company (“Quicksilver Operating”), and the Private Investor parties named therein;
     the Omnibus Agreement dated as of the date hereof (the “Omnibus Agreement”) by and among the Issuer, the General Partner and Quicksilver;

[2]	Include if the offering is increased pursuant to Rule 462(b) under the Securities Act of 1933.

[3]	Include if the offering is increased pursuant to Rule 462(b) under the Securities Act of 1933.

Exhibit B-2

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

     the Services and Secondment Agreement dated as of the date hereof (the “Secondment Agreement”) by and between Quicksilver and the General Partner;
     the Exchange Agreement dated as of August [___], 2007 (the “Exchange Agreement”) by and among Cowtown Pipeline, L.P., a Texas limited partnership (“Pipeline”), Cowtown Gas Processing L.P., a Texas limited partnership (“Processing”), and Holdings;
     the Fifth Amended and Restated Cowtown Gas Facilities Gathering and Processing Agreement dated as of August [___], 2007 (the “Gas Processing Agreement”) by and among Quicksilver, Cowtown Pipeline Partners L.P., a Texas limited partnership (“Pipeline Partners”), and Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Processing Partners”);
     the Certificate of Limited Partnership of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, the date of the Underwriting Agreement, each of the dates of the Operational Agreements (as defined below) to which the Issuer is a party and the date hereof (the “Issuer Certificate of Limited Partnership”);
     (i) the Agreement of Limited Partnership of the Issuer dated as of January 31, 2007 (the “Original Issuer LP Agreement”), certified by the [Assistant] Secretary of the General Partner as in effect on the date of the adoption of the resolutions specified in [clause (i) of] paragraph 0 below and the date of the Quicksilver Operating LLC Agreement and (ii) the Amended and Restated Limited Partnership Agreement of the Issuer, certified by the [Assistant] Secretary of the General Partner as in effect on each of [the dates of the adoption of the resolutions specified in clause (ii) of paragraph 0 below,] the date of the Underwriting Agreement, each of the dates of the Intercompany Agreements to which the Issuer is a party and the date hereof (the “Amended and Restated Issuer LP Agreement”);
     [(i)] resolutions of the board of directors of the General Partner dated January 31, 2007 and [                    ] [___], 2007, [and (ii) resolutions of the Pricing Committee of the board of directors of the General Partner dated [                    ] [___], 2007], in each case, certified by the [Assistant] Secretary of the General Partner;
     the Certificate of Formation of the General Partner, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, the date of the Underwriting Agreement, each of the dates of the Operational Agreements to which the General Partner is a party and the date hereof (the “General Partner Certificate of Formation”);
     the Limited Liability Company Agreement of the General Partner, certified by the [Assistant] Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, the date of the Underwriting Agreement, each of

Exhibit B-3

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

the dates of the Operational Agreements to which the General Partner is a party and the date hereof (the “General Partner LLC Agreement”);
     the Certificate of Formation of Holdings, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Holdings as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, the date of the Underwriting Agreement, each of the dates of the Operational Agreements to which Holdings is a party and the date hereof (the “Holdings Certificate of Formation”);
     the Limited Liability Company Agreement of Holdings, certified by the [Assistant] Secretary of Holdings as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, the date of the Underwriting Agreement, each of the dates of the Operational Agreements to which Holdings is a party and the date hereof (the “Holdings LLC Agreement”);
     resolutions of the members of Holdings dated January 31, 2007 and [                    ] [___], 2007, in each case, certified by the [Assistant] Secretary of Holdings;
     the Certificate of Incorporation of Quicksilver, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Quicksilver as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, the date of the Underwriting Agreement, each of the dates of the Operational Agreements to which Quicksilver is a party and the date hereof (the “Quicksilver Certificate of Incorporation”);
     the Bylaws of Quicksilver, certified by the [Assistant] Secretary of Quicksilver as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, the date of the Underwriting Agreement, each of the dates of the Operational Agreements to which Quicksilver is a party and the date hereof (the “Quicksilver Bylaws”);
     resolutions of the board of directors of Quicksilver dated [                    ] [___], 2007 [and [                    ] [___], 2007, in each case], certified by the [Assistant] Secretary of Quicksilver;
     the Certificate of Formation of Quicksilver Operating, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Quicksilver Operating as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Quicksilver Operating is a party and the date hereof (the “Quicksilver Operating Certificate of Formation”);
     the Limited Liability Company Agreement of Quicksilver Operating, certified by the [Assistant] Secretary of Quicksilver Operating as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements

Exhibit B-4

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

to which Quicksilver Operating is a party and the date hereof (the “Quicksilver Operating LLC Agreement”);
     resolutions of the board of directors of the General Partner (in its capacity as the sole general partner of the sole member of Quicksilver Operating) dated January 31, 2007 and [                    ] [___], 2007, in each case, certified by the [Assistant] Secretary of the General Partner;
     the Certificate of Formation of Quicksilver OPGP, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Quicksilver OPGP as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Quicksilver OPGP is a party and the date hereof (the “Quicksilver OPGP Certificate of Formation”);
     the Limited Liability Company Agreement of Quicksilver OPGP, certified by the [Assistant] Secretary of Quicksilver OPGP as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Quicksilver OPGP is a party and the date hereof (the “Quicksilver OPGP LLC Agreement”);
     resolutions of the sole member of Quicksilver OPGP dated January 31, 2007 and [                    ] [___], 2007, in each case, certified by the [Assistant] Secretary of Quicksilver OPGP;
     the Certificate of Limited Partnership of Pipeline Partners, certified by the Secretary of State of the State of Texas as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Quicksilver OPGP (in its capacity as the sole general partner of Pipeline Partners) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, each of the dates of the Operational Agreements to which Pipeline Partners is a party and the date hereof (the “Pipeline Partners Certificate of Limited Partnership”);
     the Limited Partnership Agreement of Pipeline Partners, certified by the [Assistant] Secretary of Quicksilver OPGP (in its capacity as the sole general partner of Pipeline Partners) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, each of the dates of the Operational Agreements to which Pipeline Partners is a party and the date hereof (the “Pipeline Partners LP Agreement”);
     the Certificate of Limited Partnership of Processing Partners, certified by the Secretary of State of the State of Texas as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Quicksilver OPGP (in its capacity as the sole general partner of Processing Partners) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, each of the dates of the Operational Agreements to which Processing Partners is a party and the date hereof (the “Processing Partners Certificate of Limited Partnership”);

Exhibit B-5

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

     the Limited Partnership Agreement of Processing Partners, certified by the [Assistant] Secretary of Quicksilver OPGP (in its capacity as the sole general partner of Processing Partners) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 above, each of the dates of the Operational Agreements to which Processing Partners is a party and the date hereof (the “Processing Partners LP Agreement”);
     the Certificate of Limited Partnership of Pipeline, certified by the Secretary of State of the State of Texas as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Cowtown Pipeline Management, Inc., a Texas corporation (“Management”) (in its capacity as the sole general partner of Pipeline) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Pipeline is a party and the date hereof (the “Pipeline Certificate of Limited Partnership”);
     the Limited Partnership Agreement of Pipeline, certified by the [Assistant] Secretary of Management (in its capacity as the sole general partner of Cowtown Pipeline L.P.) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Pipeline is a party and the date hereof (the “Pipeline LP Agreement”);
     the Certificate of Limited Partnership of Processing, certified by the Secretary of State of the State of Texas as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Management (in its capacity as the sole general partner of Processing) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Processing is a party and the date hereof (the “Processing Certificate of Limited Partnership”);
     the Limited Partnership Agreement of Processing, certified by the [Assistant] Secretary of Management (in its capacity as the sole general partner of Processing) as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Processing is a party and the date hereof (the “Processing LP Agreement”);
     the Articles of Incorporation of Management, certified by the Secretary of State of the State of Texas as in effect on [                    ] [___], 2007, and certified by the [Assistant] Secretary of Management as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Management is a party and the date hereof (the “Management Articles of Incorporation”);
     the Bylaws of Management, certified by the [Assistant] Secretary of Management as in effect on each of the dates of the adoption of the resolutions specified in paragraph 0 below, each of the dates of the Operational Agreements to which Management is a party and the date hereof (the “Management Bylaws”);

Exhibit B-6

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

     resolutions of the board of directors of Management dated [                    ] [    ], 2007 [and [                    ] [    ], 2007, in each case], certified by the [Assistant] Secretary of Management;
     certificates from the Secretary of State of the State of Delaware dated [                    ] [___], 2007 as to the good standing and legal existence under the laws of the State of Delaware of the Quicksilver Entities (as defined below) organized under the laws of such State;
     (i) certificates from the Secretary of State of the State of Texas dated [                    ] [___], 2007 as to the legal existence under the laws of the State of Texas of the Quicksilver Entities organized under the laws of such State and (ii) certificates from the Comptroller of Public Accounts of the State of Texas dated [                    ] [___], 2007 as to the good standing under the laws of the State of Texas of the Quicksilver Entities organized under the laws of such State (other than any such Quicksilver Entities that are organized as partnerships);
     a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the [President and Chief Executive Officer] and by the Senior Vice President and Chief Financial Officer of Quicksilver, a copy of which is attached hereto as Exhibit A;
     results of uniform commercial code searches dated [                    ] [___], 2007 conducted by [Insert name of search service] and purporting to identify all effective uniform commercial code financing statements on file in the office of the Secretary of State of the State of Delaware through [                    ] [___], 20074 naming Processing, Pipeline, Holdings, the General Partner, the Issuer or Quicksilver Operating as debtor (the “Search Results”)5; [and]
     [each of the Applicable Orders (as defined below); and]6
     each of the Applicable Agreements (as defined below).
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Quicksilver Entities and such agreements, certificates of public officials, certificates of officers or other representatives of the Quicksilver Entities and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Quicksilver Entities (including

[4]	The “as of” date may precede the date of the searches reflecting a delay between when filings are made and when they are reflected in the Secretary of State’s records.

[5]	Description to be modified based upon review of Search Results.

[6]	Delete if the Opinion Support Certificate establishes that there are no Applicable Orders.

Exhibit B-7

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.
          As used herein the following terms have the respective meanings set forth below:
          “Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate.
          “Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate. [However, officers of the Issuer have certified in the Opinion Support Certificate that there are no Applicable Orders.]
          “Charter Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Issuer Certificate of Limited Partnership, (ii) the General Partner Certificate of Formation, (iii) the Holdings Certificate of Formation, (iv) the Quicksilver Certificate of Incorporation, (v) the Quicksilver Bylaws, (vi) the Quicksilver Operating Certificate of Formation, (vii) the Quicksilver OPGP Certificate of Formation, (viii) the Pipeline Partners Certificate of Limited Partnership, (ix) the Processing Partners Certificate of Limited Partnership, (x) the Pipeline Certificate of Limited Partnership, (xi) the Processing Certificate of Limited Partnership, (xii) the Management Articles of Incorporation and (xiii) the Management Bylaws.
          “Credit Agreement” means the Credit Agreement dated as of August [___], 2007 by and among (i) the Issuer, (ii) the Lenders party thereto, (iii) Bank of America, N.A., as Administrative Agent, (iv) BNP Paribas, as Syndication Agent, and (v) JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and Fortis Capital Corp., as Co-Documentation Agents.
          “Intercompany Agreements” means, collectively, the Contribution Agreement, the Omnibus Agreement, the Secondment Agreement, the Exchange Agreement and the Gas Processing Agreement.
          “MLP Entities” means, collectively, the General Partner, the Issuer and the Principal Issuer Subsidiaries.
          “Operational Agreements” means, collectively, the Intercompany Agreements and the Organizational Agreements.
          “Organizational Agreements” means, collectively, the following agreements, each in the form reviewed by us, as indicated above: (i) the Original Issuer LP Agreement, (ii) the Amended and Restated Issuer LP Agreement, (iii) the General Partner LLC Agreement, (iv) the Holdings LLC Agreement, (v) the Quicksilver Operating LLC Agreement, (vi) the Quicksilver OPGP LLC Agreement, (vii) the Pipeline Partners LP Agreement, (viii) the Processing Partners LP Agreement, (ix) the Pipeline LP Agreement and (x) the Processing LP Agreement.

Exhibit B-8

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

          “Organizational Documents” means, collectively, the Charter Documents and the Organizational Agreements.
          “Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
          “Principal Issuer Subsidiaries” means, collectively, Quicksilver Operating, Quicksilver OPGP, Pipeline Partners and Processing Partners.
          “Quicksilver Entities” means, collectively, Quicksilver, the Senior Cowtown Entities, Holdings and the MLP Entities.
          “Senior Cowtown Entities” means, collectively, Pipeline, Processing and Management.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     The Issuer has been duly formed and is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.
     Each of the General Partner, Holdings, Quicksilver Operating and Quicksilver OPGP has been duly formed and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.
     Quicksilver is validly existing as a corporation and in good standing under the laws of the State of Delaware.
     Each of Pipeline Partners, Processing Partners, Pipeline and Processing is validly existing as a limited partnership under the laws of the State of Texas.
     Management is validly existing as a corporation and in good standing under the laws of the State of Texas.
     Each of Quicksilver, Holdings, the General Partner and the Issuer has the corporate, limited liability company or limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under the Underwriting Agreement and each of the Operational Agreements to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus. Each of the Senior Cowtown Entities and each of the Principal Issuer Subsidiaries has the corporate, limited liability company or limited partnership power and authority under the laws of its jurisdiction of organization or formation (as indicated above) to (i) execute and deliver, and incur and perform all of its obligations under each of the Operational Agreements to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.

Exhibit B-9

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

     The Underwriting Agreement has been duly authorized, executed and delivered by each of Quicksilver, Holdings, the General Partner and the Issuer. Each of the Operational Agreements has been duly authorized, executed and delivered by each of the Quicksilver Entities that is a party thereto.
     Each of the Gas Processing Agreement, the Omnibus Agreement and the Secondment Agreement constitutes a valid and binding obligation of Quicksilver, enforceable against Quicksilver in accordance with its terms, under applicable laws of the State of Texas.
     Processing and Pipeline are, collectively, the only members of Holdings, together holding of record 100% of the outstanding member interests in Holdings, and such member interests have been duly authorized and validly issued in accordance with the Holdings LLC Agreement and are fully paid (to the extent required under the Holdings LLC Agreement) and nonassessable, except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “DLLCA”). Processing and Pipeline collectively own such member interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) in respect of which a financing statement naming Processing or Pipeline as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] (as defined in the Credit Agreement) pursuant to the Credit Agreement.
     Holdings is the sole member of the General Partner with a 100% member interest in the General Partner, and such member interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable, except as such nonassessability may be affected by Section 18-607 of the DLLCA. Holdings owns such member interest free and clear of all Liens in respect of which a financing statement naming Holdings as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     The General Partner is the sole general partner of the Issuer with a 2.0% general partner interest in the Issuer, and such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Issuer LP Agreement. The General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement naming the General Partner as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement]. The General Partner owns all of the Incentive Distribution Rights (as defined in the Amended and Restated Issuer LP Agreement).
     As of the date hereof, immediately prior to the issuance and sale of any Securities to the Underwriters in accordance with the Underwriting Agreement, the issued and outstanding Limited Partner Interests of the Issuer consist of [5,696,752] common units and [11,513,625]

Exhibit B-10

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

subordinated units (collectively, the “Sponsor Units”) and the Incentive Distribution Rights. Such Sponsor Units and Incentive Distribution Rights and the Limited Partner Interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Issuer LP Agreement and are fully paid (to the extent required under the Amended and Restated Issuer LP Agreement) and nonassessable, except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and otherwise by matters described in the Prospectus under the captions “The Partnership Agreement—Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them.” The Sponsor Units owned by Holdings and the Incentive Distribution Rights owned by the General Partner, in each case, are owned free and clear of all Liens in respect of which a financing statement naming Holdings or the General Partner as a debtor is on file as of [                    ] [    ], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     The issuance, sale and delivery by the Issuer of (i) the Sponsor Units to Holdings and (ii) the Incentive Distribution Rights to the General Partner, in each case, in the manner contemplated by the Amended and Restated Issuer LP Agreement and the Contribution Agreement, do not require registration under the Securities Act.
     The Securities to be issued and sold to the Underwriters by the Issuer pursuant to the Underwriting Agreement and the Limited Partner Interests represented thereby have been duly authorized by the Issuer in accordance with the Amended and Restated Issuer LP Agreement, and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the [Firm] Securities will be validly issued, fully paid (to the extent required under the Amended and Restated Issuer LP Agreement) and nonassessable, except as such nonassessability may be affected by Section 17-303 and 17-607 of the DRULPA and otherwise by matters described in the Prospectus under the captions “The Partnership Agreement-Limited Liability,” “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them.” The issuance by the Issuer of the [Firm] Securities will not be subject to any preemptive or similar rights arising under the Amended and Restated Issuer LP Agreement, the Issuer Certificate of Limited Partnership, the DRULPA or any Applicable Agreement.
     The Issuer is the sole member of Quicksilver Operating with a 100% member interest in Quicksilver Operating, and such member interest has been duly authorized and validly issued in accordance with the Quicksilver Operating LLC Agreement and is fully paid (to the extent required under the Quicksilver Operating LLC Agreement) and nonassessable, except as such nonassessability may be affected by Section 18-607 of the DLLCA. The Issuer owns such

Exhibit B-11

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

member interest free and clear of all Liens in respect of which a financing statement naming the Issuer as a debtor is on file as of [                    ] [    ], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Quicksilver Operating is the sole member of Quicksilver OPGP with a 100% member interest in Quicksilver OPGP, and such member interest has been duly authorized and validly issued in accordance with the Quicksilver OPGP LLC Agreement and is fully paid (to the extent required under the Quicksilver OPGP LLC Agreement) and nonassessable, except as such nonassessability may be affected by Section 18-607 of the DLLCA. Quicksilver Operating owns such member interest free and clear of all Liens in respect of which a financing statement naming Quicksilver Operating as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Quicksilver OPGP is the sole general partner of Processing Partners with a 1.0% general partner interest in Processing Partners, and such general partner interest has been duly authorized and validly issued in accordance with the Processing Partners LP Agreement. Quicksilver OPGP owns such general partner interest free and clear of all Liens in respect of which a financing statement naming Quicksilver OPGP as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Quicksilver Operating is the sole limited partner of Processing Partners with a 99.0% limited partner interest in Processing Partners, and such limited partner interest has been duly authorized and validly issued in accordance with the Processing Partners LP Agreement. Quicksilver Operating owns such limited partner interest free and clear of all Liens in respect of which a financing statement naming Quicksilver Operating as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Quicksilver OPGP is the sole general partner of Pipeline Partners with a 1.0% general partner interest in Pipeline Partners, and such general partner interest has been duly authorized and validly issued in accordance with the Pipeline Partners LP Agreement. Quicksilver OPGP owns such general partner interest free and clear of all Liens in respect of which a financing statement naming Quicksilver OPGP as a debtor is on file as of [                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Quicksilver Operating is the sole limited partner of Pipeline Partners with a 99.0% limited partner interest in Pipeline Partners, and such limited partner interest has been duly authorized and validly issued in accordance with the Pipeline Partners LP Agreement. Quicksilver Operating owns such limited partner interest free and clear of all Liens in respect of which a financing statement naming Quicksilver Operating as a debtor is on file as of

Exhibit B-12

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

[                    ] [___], 2007 in the office of the Secretary of State of the State of Delaware[, other than any such Lien securing the obligations of any [Obligor] pursuant to the Credit Agreement].
     Except as disclosed in the Preliminary Prospectus or the Prospectus, there are no preemptive rights or other similar rights to subscribe for or to purchase any equity interests in each of the MLP Entities under (i) any Organizational Document of such MLP Entity, (ii) the DRULPA, (iii) the DLLCA or (iv) any Applicable Agreement.
     Except as disclosed in the Preliminary Prospectus or the Prospectus, there are no options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any securities into or exchange any securities for any equity interests in each of the MLP Entities under (i) any Organizational Document of such MLP Entity, (ii) the DRULPA, (iii) the DLLCA or (iv) any Applicable Agreement.
     Except as disclosed in the Preliminary Prospectus or the Prospectus, no Person has the right, which has not been waived, under any Applicable Agreement or any Operational Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or the effectiveness of the Registration Statement [or the Rule 462(b) Registration Statement].
     None of (i) the execution and delivery of the Underwriting Agreement by each of Quicksilver, Holdings, the General Partner and the Issuer, (ii) the consummation by the Issuer of the issuance and sale of the [Firm] Securities pursuant to the Underwriting Agreement or (iii) the execution and delivery by each of the Quicksilver Entities of, or the incurrence or performance by each of the Quicksilver Entities of its obligations under, each of the Operational Agreements to which it is a party, each in accordance with its terms, (A) constituted, constitutes or will constitute a breach or violation of, or a default under, any of the Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Quicksilver Entity pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the DRULPA, (v) the DLLCA, (vi) the General Corporation Law of the State of Delaware (the “DGCL”), (vii) the Texas Business Corporation Act (the “TBCA”), (viii) the Texas Business Organizations Code (the “TBOC”) or (ix) the Texas Revised Limited Partnership Act (the “TRLPA”), or (E) resulted, results or will result in the contravention of any Applicable Order.
     No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery of the Underwriting Agreement by each of Quicksilver, Holdings, the General Partner and the Issuer, (ii) the consummation by the Issuer of the issuance and sale of the [Firm] Securities pursuant to the Underwriting Agreement, or (iii) the execution and delivery by each of the Quicksilver

Exhibit B-13

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

Entities of the Operational Agreements to which it is a party or the incurrence or performance of its obligations thereunder. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the DRULPA, (v) the DLLCA, (vi) the DGCL, (vii) the TBCA, (viii) the TBOC or (ix) the TRLPA.
     The Securities conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.
     The statements in the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—Revolving Credit Facility,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—Subordinated Intercompany Note,” “Business—Regulation of Operations,” “Business—Environmental Matters,” “Management—2007 Equity Plan,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Investment in Quicksilver Gas Services LP by Employee Benefit Plans” and “Underwriting,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.
     The statements in the Preliminary Prospectus and the Prospectus under the caption “Material Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     None of the Quicksilver Entities is, and immediately after giving effect to the issuance and sale of the [Firm] Securities occurring today and the application of proceeds therefrom as described in the Preliminary Prospectus and the Prospectus, none of the Quicksilver Entities will be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
          In addition, we have participated in conferences with officers and other representatives of the Quicksilver Entities, the independent registered public accounting firm and the reserve engineer for the Quicksilver Entities, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus

Exhibit B-14

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

(except as and to the extent set forth in paragraphs 0, 0 and 0 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Quicksilver Entities), (a) we confirm to you that each of the Registration Statement, as of its effective date, [the Rule 462(b) Registration Statement, as of its effective date,] 7 the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, [or the Rule 462(b) Registration Statement, at the time it became effective,]8 contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with the price to the public and the number of units that were omitted from the Disclosure Package and included in the Prospectus), as of [___:___] [a.m. / p.m] on August [___], 2007 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (1) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (2) any other financial, accounting or oil and gas reserve data, included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package. Furthermore, we express no opinion, statement or belief in this letter with respect to the conveyance to investors of any of the information referred to in clause (ii) of this paragraph.
          Furthermore, we advise you that [(a)] the Registration Statement was declared effective under the Securities Act on August [___], 2007 [and (b) the Rule 462(b) Registration Statement became effective upon filing under Rule 462(b) under the Securities Act]9. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

[7]	Include for offerings that have been increased pursuant to Rule 462(b) under the Securities Act of 1933.

[8]	Include for offerings that have been increased pursuant to Rule 462(b) under the Securities Act of 1933.

[9]	Include for offerings that have been increased pursuant to Rule 462(b) under the Securities Act of 1933.

Exhibit B-15

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

          We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the DRULPA, (vi) the DLLCA, (vii) the DGCL, (viii) the TBCA, (ix) the TBOC and (x) the TRLPA. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Intercompany Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 0 and 0 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.
          Our opinions expressed herein are subject to the following additional assumptions and qualifications:
     The opinions set forth in paragraphs 0, 0, 0, 0 and 0 above as to the valid existence and good standing of the Issuer and the other entities mentioned in such paragraphs are based solely upon our review of certificates and other communications from the appropriate public officials.
     Our opinions in paragraph 0 above may be:
     limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and
     subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     We express no opinion as to the validity, effect or enforceability of any provisions:
     purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;
     providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any

Exhibit B-16

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;
     relating to severability or separability;
     purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;
     that constitute an agreement to agree in the future on any matter;
     that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;
     purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;
     purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;
     relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;
     purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;
     purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum; or
     that relate to arbitration to the extent the arbitrators do not apply the law chosen to govern an agreement or any law to the extent an issue under an agreement is not arbitrable.
     We note that under applicable law, for various reasons, including the public policy of the applicable jurisdiction, certain claims may not be found to be legally arbitrable. Accordingly, for purposes of our opinions in paragraph 0, we have assumed (i) that any claim sought to be arbitrated does not involve either (x) a matter of statutory interpretation or (y) a matter of public policy or illegality, which would preclude the arbitrability of such claim and (ii) that the public policy of the applicable jurisdiction is to favor compelling the parties to arbitrate, provided that

Exhibit B-17

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

based upon the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. We further wish to note that we have based our opinion upon an assessment of legal authorities that would be applicable to judicial proceedings, and we call to your attention the existence of differences between arbitral and judicial processes.
     With respect to our opinion expressed in paragraph 0 above, we point out that the submissions to the jurisdiction of the courts of Fort Worth, Tarrant County, Texas and the waivers of objection to venue contained in the agreements listed in paragraph 0 cannot supersede a court’s discretion in determining whether to transfer an action to another court.
     We express no opinion as to the validity, effect or enforceability of Article II of the Omnibus Agreement, which contains an agreement by Quicksilver to not compete with the Issuer. Furthermore, we call to your attention Section 15.50 of the Texas Business and Commerce Code, which sets forth certain requirements for enforceability of a covenant not to compete, including the criteria that such covenant contain limitations as to time, geographical area, and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the promisee.
     In making our examination of executed documents, we have assumed (1) except to the extent we expressly opine in paragraphs 0, 0, 0, 0 and 0 above, the valid existence and good standing of each of the parties thereto, (2) except to the extent we expressly opine in paragraph 0 above, that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) except to the extent we expressly opine in paragraph 0 above, the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) except to the extent we expressly opine in paragraph 0 above, to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph 0, all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
     Except to the extent that we expressly opine in paragraph 0 above, we have assumed that the execution and delivery of the Operational Agreements, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Operational Agreements or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected.

Exhibit B-18

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

Further, we have assumed the compliance by each such party, other than the Quicksilver Entities, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Quicksilver Entities, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph 0, all references to parties to the Operational Agreements, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
     Except to the extent that we expressly opine in paragraphs 0 and 0 above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Underwriting Agreement and the Operational Agreements, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.
     The opinions expressed in the first sentence of each of paragraphs 0, 0, 0, and 0 above are given in reliance upon facts set forth in the Opinion Support Certificate.
     With respect to the opinions expressed in the second sentence of each of paragraphs 0, 0, 0, 0, 0, 0, 0, 0, 0 and the third sentence of paragraph 0, we have relied solely on the Search Results, and we have assumed the completeness and accuracy of the Search Results and that the methodology utilized in generating the Search Results was effective to disclose all effective uniform commercial code financing statements naming any of Processing, Pipeline, Holdings, the General Partner, the Issuer or Quicksilver Operating as debtor. Furthermore, we have assumed that any uniform commercial code financing statement filed in the office of the Secretary of State of the State of Delaware naming any of Processing, Pipeline, Holdings, the General Partner, the Issuer or Quicksilver Operating as debtor would have been properly filed and indexed in the records of the Secretary of State of the State of Delaware. We wish to point out that the Search Results purport to disclose all effective uniform commercial code financing statements only through [                    ] [___], 2007 and our opinions referred to in the first sentence of this paragraph 0 are as of that date only.
     In rendering the opinions set forth in paragraphs 0, 0, 0 and 0 above, we have assumed that the consideration recited in (a) the resolutions of the board of directors, members, managers, general partner or other governing body serving similar functions of each of the subsidiaries referred to in such paragraphs approving the issuance of all the outstanding equity interests of such subsidiary and (b) the Organizational Agreement of such subsidiary, as applicable, has been received in full by such subsidiary.

Exhibit B-19

To each of the Underwriters named
in the Underwriting Agreement referenced herein
August [___], 2007

     In rendering the opinions set forth in paragraph 0 above, we have assumed that the consideration recited in (a) the resolutions of the board of directors of the General Partner approving the issuance of all issued and outstanding Limited Partner Interests of the Issuer and (b) the Amended and Restated Issuer LP Agreement, as applicable, has been received in full by the Issuer.
     In rendering the opinions set forth in paragraphs 0 and 0 above, we have assumed that the certificates representing Sponsor Units have been, and the certificates representing the [Firm] Securities will be, signed by one of the authorized officers of the Issuer’s duly appointed transfer agent and registrar for the Limited Partner Interests and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.
     The opinion set forth in paragraph 0 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.
     Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 0 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.
          This opinion is being furnished only to you in connection with the sale of the [Firm] Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours,

Exhibit B-20

EXHIBIT A
QUICKSILVER RESOURCES INC.
Officers’ Certificate
[                    ] [___], 2007
          Reference is made to the Underwriting Agreement dated [                    ] [___], 2007 (the “Underwriting Agreement”) among (a) (i) Quicksilver Gas Services LP, a Delaware limited partnership (the “Issuer”), (ii) Quicksilver Gas Services GP LLC, a Delaware limited liability company and the sole general partner of the Issuer (the “General Partner”), (iii) Quicksilver Gas Services Holdings LLC, a Delaware limited liability company (“Holdings”), and (iv) Quicksilver Resources Inc., a Delaware corporation (“Quicksilver”), and (b) UBS Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”). The undersigned, [Glenn Darden] and Philip W. Cook, hereby certify that they are (i) the [President and Chief Executive Officer] and (ii) the Senior Vice President and Chief Financial Officer, respectively, of Quicksilver.
          Such officers understand that pursuant to the Underwriting Agreement, Andrews Kurth LLP (“AK”), special counsel to Quicksilver, is delivering to the Underwriters an opinion letter dated the date hereof (the “Opinion Letter”). Such officers further understand that AK is relying on this Officers’ Certificate and the statements made herein in rendering certain of the opinions expressed in the Opinion Letter.
          With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:
          1. Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of Quicksilver and its subsidiaries, considered as a single enterprise and (ii) an instrument by which Quicksilver or any of its subsidiaries is bound or by which Quicksilver or any of its subsidiaries or any of their respective properties may be bound or affected.
          2. Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which Quicksilver or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of Quicksilver and its subsidiaries, considered as a single enterprise.
          3. Quicksilver and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, Quicksilver and its subsidiaries:

Exhibit B-21

          (a) are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;
          (b) are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;
          (c) are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and
          (d) do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.
          As used in paragraph 3 of this Officers’ Certificate:
          “Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;
          “Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;
          “Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this Officers’ Certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and
          “Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Exhibit B-22

          4. Attached as Schedule 3 to this Officers’ Certificate is a true, accurate and complete copy of the partnership interest transfer ledger of Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Processing Partners”), as of the date of this Officers’ Certificate, which contains a true, accurate and complete list of every issuance and transfer of general partnership interests and limited partnership interests in Processing Partners since its formation, including (in each case) the date of issuance or transfer, the percentage interest issued or transferred and the consideration received for such issuance or transfer. Attached as Annexes 3-A through 3-[___] to Schedule 3 are true and accurate copies of the resolutions of the general partner of Processing Partners authorizing such issuances and transfers, as applicable.
          5. Attached as Schedule 4 to this Officers’ Certificate is a true, accurate and complete copy of the partnership interest transfer ledger of Cowtown Pipeline Partners L.P., a Texas limited partnership (“Pipeline Partners”), as of the date of this Officers’ Certificate, which contains a true, accurate and complete list of every issuance and transfer of general partnership interests and limited partnership interests in Pipeline Partners since its formation, including (in each case) the date of issuance or transfer, the percentage interest issued or transferred and the consideration received for such issuance or transfer. Attached as Annexes 4-A through 4-[___] to Schedule 4 are true and accurate copies of the resolutions of the general partner of Pipeline Partners authorizing such issuances and transfers, as applicable.
(Signature page follows)

Exhibit B-23

     IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

[Glenn Darden]
[President and Chief Executive Officer]

Philip W. Cook
Senior Vice President and Chief Financial Officer

Exhibit B-24

Schedule 1
Applicable Agreements
[TO BE CONFIRMED]
1.	Indenture Agreement for 1.875% Convertible Subordinated Debentures Due 2024, dated as of November 1, 2004, between Quicksilver Resources Inc., as Issuer, and The Bank of New York, as Trustee (as successor in interest to JPMorgan Chase Bank, National Association).
2.	Indenture, dated as of December 22, 2005, between Quicksilver Resources Inc. and The Bank of New York, as Trustee (as successor in interest to JPMorgan Chase Bank, National Association).
3.	First Supplemental Indenture, dated as of March 16, 2006, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York, as Trustee (as successor in interest to JPMorgan Chase Bank, National Association).
4.	Third Supplemental Indenture, dated as of September 26, 2006, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York, as Trustee (as successor in interest to JPMorgan Chase Bank, National Association).
5.	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Inc. and the lenders identified therein.
6.	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Canada Inc. and the lenders and/or agents identified therein.
7.	Credit Agreement dated as of August [___], 2007 by and among (i) Quicksilver Gas Services LP, (ii) the Lenders party thereto, (iii) Bank of America, N.A., as Administrative Agent, (iv) BNP Paribas, as Syndication Agent, and (v) JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and Fortis Capital Corp., as Co-Documentation Agents.
8.	Fifth Amended and Restated Cowtown Gas Facilities Gathering and Processing Agreement dated as of August [___], 2007 by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.

Exhibit B-25

Schedule 2
Applicable Orders
[None]

Exhibit B-26

Schedule 3
Partnership Interest Transfer Ledger
of
Cowtown Gas Processing Partners L.P.
[TO COME]

Exhibit B-27

Schedule 4
Partnership Interest Transfer Ledger
of
Cowtown Pipeline Partners L.P.
[TO COME]

Exhibit B-28

EXHIBIT C
Form of Officer’s Certificate
     The undersigned officers of [Quicksilver Gas Services GP LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”)] [Quicksilver Gas Services Holdings, LLC, a Delaware limited liability company (the “Company”),] [Quicksilver Resources, Inc., a Delaware corporation (the “Company”),] does hereby certify pursuant to Section 7(k) of that certain Underwriting Agreement, dated August 6, 2007 (the “Underwriting Agreement”) among the Quicksilver Parties, Quicksilver Resources Inc., a Delaware corporation and the several Underwriters named therein, that as of the date hereof:
     1. They are the duly elected and acting (i) President and Chief Executive Officer and (ii) Senior Vice President – Chief Financial Officer, respectively, of the [General Partner][Company].
     2. The representations, warranties and agreements of the Quicksilver Parties contained in the Underwriting Agreement are true and correct as of the date hereof, and the Quicksilver Parties have performed and complied with all their covenants and agreements, and satisfied all conditions, under the Underwriting Agreement at or prior to the date hereof.
     3. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened by the SEC.
     4. They have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, (A) the Registration Statement, as of the Effective Time, the Disclosure Package as of its date, and the Prospectus, as of its date and as of the date hereof, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made) and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus that has not been so set forth.
     5. The Common Units have been approved for listing on NYSE Arca.
     6. Each of Vinson & Elkins L.L.P. and Andrews Kurth LLP is entitled to rely on this certificate in connection with the rendering of its opinion pursuant to Section 7 of the Underwriting Agreement.
     Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.
[Signature page follows]

Exhibit C-1

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 10th day of August, 2007.

Thomas F. Darden
President and Chief Executive Officer

Philip W. Cook
Senior Vice President – Chief Financial Officer

Exhibit C-2